EXHIBIT 99.2

PLIANT CORPORATION

Reconciliation of income from continuing operations before income taxes and EBITDAR

	Pro Forma	Unaudited
	12 Months Ended	12 Months Ended	12 Months Ended	12 Months Ended
Amounts in $ millions	December 31, 2008	December 31, 2007	December 31, 2006	December 31, 2005

Income from continuing operations before income taxes	$(19.1)	$(15.1)	$185.1	$(109.8)

Add back:
Depreciation and amortization	43.5	44.9	40.6	40.5
Interest	82.1	87.2	79.9	155.1
Restructuring and other costs	6.6	9.9	(0.7)	2.4
Reorganization costs	—	1.1	82.4	3.8
Impairment of goodwill and intangible assets	—	—	110.0	—
Impairment of fixed assets	—	—	0.3	—
Other operating costs	—	1.1	—	—
Gain on extinguishment of debt	—	(32.5)	(393.7)	—
EBITDA(R) or Segment profit	$113.1	$96.6	$103.9	$92.0